Nasdaq: LNZA ©2024 LanzaTech, Inc. All rights reserved. ENABLING A CIRCULAR CARBON ECONOMY November 2024 Dr. Jennifer Holmgren, CEO

These slides and any accompanying oral presentation contain forward-looking statements. All statements, other than statements of historical fact, included in these slides and any accompanying oral presentation are forward-looking statements reflecting management’s current beliefs and expectations. In some cases, you can identify forward-looking statements by terminology such as “will,” “anticipate,” “expect,” “believe,” “intend” and “should” or the negative of these terms or other comparable terminology. Forward-looking statements in these slides and any accompanying oral presentation include, but are not limited to, statements about estimates and forecasts of other financial and performance metrics and projections of market opportunity, expectations and timing related to the rollout of our business and timing of deployments, customer growth and other business milestones. These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of our management and are not predictions of actual performance. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K filed with the Securities and Exchange Commission and subsequent annual reports, quarterly reports and other filings made with the Securities and Exchange Commission from time to time. Any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. This presentation includes data obtained from third-party studies and internal company surveys prepared for other purposes. The company has not independently verified the data obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualification and the additional uncertainties regarding the other forward-looking statements in this presentation. This presentation contains trademarks, service marks, trade names, and copyrights of ours and of other companies, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade name or products in this presentation is not intended to, and does not imply, a relationship with us, or an endorsement or sponsorship by or of LanzaTech. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear with the TM or SM symbols, but such references are not intended to indicate, in any way, that LanzaTech will not assert, to the fullest extent permitted under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names. DISCLAIMER 2

ATMOSPHERIC CO2 PARTS PER MILLION 3 Mauna Loa Observatory, Hawaii Monthly Average Carbon Dioxide Concentration Last updated: September 2024 September ’24: 422.03 ppm September ’23: 418.51 ppm

4 Carbon is the foundation of our material world

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We had a dream… Sustainable Brands, San Diego 2015 …that Steel emissions could become your shoes Winner, Target Innovation Open and People’s Choice Award 6

Image credit: REI & Cholpisit Ice Kiattisewee (X) 7 WE MADE IT REAL 2024

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10 CLEANING PRODUCTS SHIRTS SUSTAINABLE AVIATION FUEL SHOE SOLES PE PACKAGINGFLEECE JACKETS DETERGENTS PET PACKAGING SURFACTANTS FRAGRANCES YOGA PANTSDRESSES ATHLETIC SHORTS NUTRITIONAL PROTEINTENNIS SHOES REAL DREAMS

11 2016: SHOUGANG, START OF CONSTRUCTION 2017 Reactor Construction 2016 Groundbreaking

12 2018: SHOUGANG, PLANT STARTUP

13 Production Volume: 46,000 Tons per Year Ethanol Carbon Source: Steel Mill Emissions 2018 2021 2022 2023 Production Volume: 46,000 Tonnes per Year Ethanol Carbon Source: Steel Mill Emissions Production Volume: 46,000 Tonnes per Year Ethanol Carbon Source: Ferroalloy Emissions Production Volume: 60,000 Tonnes per Year Ethanol Carbon Source: Ferroalloy Emissions Production Volume: 60,000 Tonnes per Year Ethanol Carbon Source: Ferroalloy Emissions 13 2023 2023 Production Volume: 35,000 Tonnes per Year Ethanol Carbon Source: Refinery Off-gas Production Volume: 64,000 Tonnes per Year Ethanol Carbon Source: Steel Mill Emissions TODAY: 6 COMMERCIAL FACILITIES IN EUROPE & ASIA

THE LANZATECH PROCESS CLEAN UPCOMPRESSION SEPARATION STORAGE GAS FERMENTATION FUELS PROTEIN CHEMICALS & MATERIALS INDUSTRIAL OFF-GAS AGRICULTURAL & MUNICIPAL WASTE GASIFICATION THE LANZATECH PROCESS 14Köpke & Simpson (2020) Curr Opin Biotechnol 65: 180; Fackler et al. (2021) Ann Rev Chem Biomol Eng 12: 439; Pavan et al. (2022) Met Eng 71: 117 CO2/CO/H2 CARBON-FIXING MICROBES ELECTROLYSIS & DIRECT AIR CAPTURE

15 ACETOGENS CAN USE A WIDE RANGE OF INPUT GAS COMPOSITIONS 1Köpke & Simpson (2020) Curr Opin Biotechnol 65: 180 6 CO + 3 H2O → C2H5OH + 4 CO2 3 H2 + 3 CO → C2H5OH + CO2 4 H2 + 2 CO → C2H5OH + H2O 5 H2 + 1 CO + 1 CO2 → C2H5OH + 2 H2O H2:CO Ratio 0:1 1:1 2:1 5:1 CO CO + H2 CO + H2 6 H2 + 2 CO2 → C2H5OH + 3 H2O 1:0H2 + CO2 CO + H2 + CO2 Energy Efficiency 72.8% 78.5% 80.6% 82.1% 85.2% Multiple avenues to reach maximum carbon utilization by flexibly adding Green H2 Gas Composition Organism making H2 on demand through Biological Water-Gas-Shift CODH Enzyme

16 Carbon is in trash!

INPUT: MUNICIPAL SOLID WASTE1 INPUT: STEEL MILL GAS2 1Köpke & Simpson (2020) Curr Opin Biotechnol 65: 180; 2Fackler et al. (2021) Ann Rev Chem Biomol Eng 12: 439 INCONSISTENT WASTE CARBON INPUT SPECIFIC, NEAR-CONSISTENT ETHANOL PRODUCTION CONTINIOUS & STABLE OPERATION ON VARIETY OF FEED GASES 17

18 FEEDSTOCK VERSATILITY: SOLID WASTE (MUNICIPAL) A decade of scale-up collaboration Pilot with commercial gasifier-run for 8 years 1/10th scale pre-commercial facility

Pilot Operations Volume: 15 TPA Carbon Source: MSW 2013 19 MUNICIPAL SOLID WASTE: ON THE ROAD TO COMMERCIALIZATION 2022 Pre-Commercial Operations Volume: 500 TPA Carbon Source: MSW 202X Multiple Expected Commercial Operations Volume: 12,000 TPA Carbon Source: MSW

WE CREATE CIRCULARITY 20 GASIFICATION

Chemicals Underpin our way of life

Chemical Production Directly Impacts every part of the global community

2 $200 Billion global ethylene market size by 20301 Ethylene is a precursor to produce myriad products like packaging, textiles, antifreeze, building materials, medical devices, tires, insulation…and is also utilized in the 1st step of the Alcohol-to-Jet process to produce Sustainable Aviation Fuel ETHYLENE The World’s Most Important Chemical* ~370 ethylene-producing steam crackers globally 260 million tonnes of annual CO2 emissions from ethylene production2* American Fuel and Petrochemical Manufacturers Association 1 Ethylene global market - 2019, The Business Research Company 2 S&P Global, 2022

HIGHLY REPLICABLE DECARBONIZATION SOLUTION + Project SECURE selected by U.S. DOE to receive $200 million award

2 $160+ Billion global propylene market size by 20341 Propylene is a building block for packaging, medical supplies, automotive products and many other applications PROPYLENE 1 Precedence Research, Propylene Market Size, Share and Trends, 2024 to 2034

26 FUTURE PRODUCTION OF COMMODITY CHEMICALS Retrofit of existing assets to decarbonize outputs ETHYLENE POLYPROPYLENE CO2 +H2

WHERE WE'RE HEADED: DIRECT PRODUCTION
Retrofit of existing assets to decarbonize outputs

$CO_2 + H_2$ → ETHYLENE
POLYPROPYLENE

"Hardware"
Existing Commercial Plants



Microbe 1.0
Ethanol

"Software"
New Strains To Expand Product Portfolio & Efficiency



Microbe 2.0
Isopropanol

Microbe 3.0
Acetone

Microbe 4.0
MEG

Microbe …

- ✓ **Same reactor**
- ✓ **Same feedstock**
- ✓ **Same process**

LanzaTech

SYNBIO ENABLES ONE STEP PROCESSING: MONOETHYLENE GLYCOL

Partnerships with leading companies to improve environmental impact of packaging lululemon PEPSICO INENTEC® WM WASTE MANAGEMENT DANONE ONE PLANET. ONE HEALTH U.S. DEPARTMENT OF ENERGY

TODAY

OPTION 1



→ Naphtha cracking → Ethylene

OPTION 2



LanzaTech Process

→



Ethanol for CarbonSmart™ Applications → Ethylene

Ethylene → Ethylene Oxide → Monoethylene Glycol (MEG) → Polyester (PET)

One step processing provided up to 140% carbon savings compared to fossil process

TOMORROW

LanzaTech Process



→ Monoethylene Glycol (MEG) → Polyester (PET)



POLYESTER APPAREL



PET PACKAGING

LanzaTech

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ADDITIONAL ONE STEP PROCESSING: PP FOOD CONTAINERS LanzaTech & IKEA are developing a commercial pathway to produce polypropylene (PP) for use in food-grade containers and beyond 29

Synthetic Biology: LanzaTech’s Toolkit to Redefine the Chemicals Industry LanzaTech is the first to unlock anaerobic microbes as chassis organisms and has a complete toolkit in house to engineer new products AI and Modeling Strain Construction Automation TOOL KIT

Programing Microbes

1Köpke & Simpson (2020) Curr Opin Biotechnol 65: 180; Fackler et al. (2021) Ann Rev Chem Biomol Eng 12: 439; Pavan (2021) Methods Mol Biol 2229:137 32 LANZATECH BIOFOUNDRY - UNLOCKING NON-MODEL ORGANISMS AUTOMATED STRAIN ENGINEERING & SCREENING IN CONTEXT OF ANAEROBIC CONDITIONS & TOXIC/FLAMMABLE GASES 5+ YEARS OF DEVELOPMENT: 100,000+ STRAINS PROTOTYPED

LANZATECH MODELS – POWERED BY MULTI-SCALE DATA



Pathway Discovery
DNA Design
Enzyme Kinetics
Metabolism
Mass transfer
Hydrodynamics
Economics & Life Cycle
Gas
Ethanol
Biomass
Model Prediction
Experimental Data
Utilization
K$_L$*(1-Sat%)
CSTR (Theoretic)
2010
2012
2014
Data Lake
1 Billion+ data points/year
Artificial Intelligence
Advanced AI and ML models

LanzaTech

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ETHYLENE 34 Image credit: Justin MuirLiew et al. (2022) Nature Biotechnology 40: 335; Karim et al. (2020) Nature Chemical Biology 16: 912 C4 PROPYLENE ACRYLIC BUTADIENE BUTYLENE C2 C3 C5 PRODUCT FLEXIBILITY THROUGH SYNTHETIC BIOLOGY

35 mg/L <1% g/l/h >90% ENZYME IDENTIFICATION PATHWAY OPTIMIZATION PROCESS SCALE UP STRAIN OPTIMIZATION 1L w, Nog , Abda a, … L a g, J w tt & Köpk (2022) Natur B ot ch o ogy 40: 335–344; Scown & Keasling (2022) Nature Biotechnology 40: 304-307; Kar , … Köpk & J w tt (2020) Natur Ch ca B o ogy 16: 912–919 EXPANDING THE PRODUCT PORTFOLIO: METABOLIC ENGINEERING

SYNBIO AT SCALE 36 New product development and direct production of high value chemicals expands applications and increases demand for more CCT plants CHEMICALS PACKAGING FRAGRANCES TEXTILES MATERIALS Microbes Tailored for Specific Applications ✓ Same reactor ✓ Same feedstock options ✓ Same fermentation process WE LEVERAGE SYNBIO TO EXPAND THE PORTFOLIO OF CHEMICAL BUILDING BLOCKS FOR CIRCULAR MATERIAL PRODUCTION

37 Carbon is in the fuels we need

38 We had a dream… …that steel mill emissions could fuel a plane ABLC 2015 Presentation

WE MADE IT REAL 39 2018

TODAY: WORLD’S 1ST ALCOHOL-TO- JET SAF PRODUCTION FACILITY 40 LanzaJet Formed in 2020

A MASSIVE OPPORTUNITY ATJ PROCESS UNLOCKS DIVERSE FEEDSTOCKS SAF PRODUCTION BY TECHNOLOGY PATHWAY (2022-2050) MILLIONS OF TONNES POWER-TO-LIQUID & DIRECT AIR CAPTURE GASIFICATION ATJ HEFA CIRCULAIR 41

42 4G ETHANOL IN INDIA FROM CO2 AND GREEN H2 Strong partnership with Jakson Green + NTPC to create ethanol from CO2 + H2 - Collaboration with Jakson Green and NTPC, India’s largest power generation utility company - Utilize CO2 from power generation - Annual CO2 abatement capacity of 7,300 tonnes - Strong alignment with India’s energy transition initiatives

FROM WASTE TO WING FEEDSTOCKS OF THE FUTURE ARE WASTE BASED ENABLING LOCAL DISTRIBUTED SYSTEMS OF PRODUCTION UK SAF Mandate limits the percentage of SAF that can be made from cooking and waste oils (HEFA) over time. Food and feed restrictions in place and PtL sub target *Hydrotreated Esters and Fatty Acids (HEFA), including vegetable and waste oils & fats **Power to Liquid, synthetic liquid hydrocarbon fuels produced from renewable electricity, water and CO2 EU ReFuelEU “First generation” biofuels produced from food and feed crops are excluded and sub mandate for PtL fuels

44 1STEP 2STEP REDUCE CARBON EMISSIONS POWER THE CIRCULAR ECONOMY A NATURAL EXTENSION 3STEP REPAIR OUR FOOD SYSTEM

WE’VE MADE FOOD SINCE 2018 Existing operating plants using LanzaTech’s biorefining platform that produce ethanol as a primary product have produced 25,000 metric tons of protein co-product to date: Several operating plants went through a lengthy process to have protein certified for animal feed These plants have since sold protein as an ingredient to aquaculture, poultry, and pig feed producers Operations in India are progressing with protein certification for poultry feed markets Contains all 20 amino acids and >85% protein 45 PROTEIN CURRENTLY PRODUCED AS A CO-PRODUCT WITH ETHANOL AT SEVERAL COMMERCIAL SITES

Nasdaq: LNZA A NEW SUSTAINABLE SOURCE OF PROTEIN FROM CO2 LanzaTech Nutritional Protein 2.0 Pictured: LanzaTech Nutritional Protein Produced in pilot facility in Illinois

LNP PROCESS

Commercializing production of nutrient-rich protein as primary product through LanzaTech's proprietary gas fermentation process


LANZATECH'S PROPRIETARY PROCESS
CO_2
BIOREACTOR
CLEAN UP
COMPRESSION
SEPARATION
PRIMARY PRODUCT
PROTEIN

By using a new microbe, LanzaTech's existing biorefining platform **can mass produce protein as the primary product** of its gas fermentation process, which drives incremental value from LanzaTech's core competencies

Protein as the primary product compared to ethanol as the primary product:

- Uses the same bioreactor
- Uses the same feedstocks
- LNP uses new microbe

LanzaTech

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48 LNP PRODUCT PROPERTIES ✓ Comparable properties to pea and whey protein ✓ >85% protein content ✓ Contains all 20 amino acids ✓ No allergenicity ✓ Highly digestible ✓ Odorless and neutral color 0.5 metric tons per day of LNP is roughly the equivalent of giving a typical complete daily intake of protein to approximately 9,000 people Pictured: LanzaTech Nutritional Protein Produced in pilot facility in Illinois

Makes the equivalent protein of… 8.5M 200M 500k 45k MTA protein facility Using NG steam source + CO2 +blue/grey H2 850,000 750,000 6000 4 Acres of Land 1,000,000 755,000 300 18 Swimming Pools of Water 380 59 17.5 CO2 per kg/protein 4-8 Protein production can flexibly shift to utilize green hydrogen as it becomes cheaper and more abundantly available. H2 is main sensitivity driver on cost

50 $950 $1,450 $1,950 $2,450 $2,950 $3,450 $3,950 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 $5.00 L N P L e ve liz e d C a sh C o st o f P ro d u ct io n ( $ /M T) Hydrogen Price ($/kg) H2 H2 H2 Impact of CO2 and Hydrogen Pricing on Indicative Cash Cost of Production for LNP Cost of hydrogen is main sensitivity driver for LNP Cash Cost of Production Expected to have attractive project economics across the hydrogen rainbow, with significant upside in the grey and blue hydrogen price zones LNP production is expected to flexibly shift to utilize green hydrogen as it becomes cheaper and more abundantly available LNP is a sustainable protein product that is expected to be blended into food formulations without adding cost IMPACT OF CO2 AND H2 PRICING ON INDICATIVE CASH COST OF PRODUCTION Assumes co-location with US corn ethanol facility and captured CO2

51 2 0 1 8 Steel Mill Offgas Commercialized SGLT 2 0 2 1 Ferroalloy Offgas Commercialized SLJY 2 0 2 3 Refinery Offgas Commercialized IOCL Agricultural Residues MRPL Waste Plastics NextChem Raw Biogas SkyNRG LOTUS JOURNEY TO COMPLETE CARBON CAPTURE FROM STEEL MILL OFFGAS TO CO2 51 CO2 +H2 NTPC Up Next

THE NEW CARBON ECONOMY IS DISTRIBUTED AND CIRCULAR 52

Market Creation Continuous Improvement at Scale E A S E O F F U N D IN G EVOLUTION Discovery Applied R&D Engineering Development Pilot & Demonstration Diffusion First Commercial CROSSING THE VALLEY OF DEATH 53 Sustainable Enterprise

We must adopt technology neutral positions and support all solutions. We must fail quickly and move on. We must collaborate to address environmental concerns and get new fuels and chemicals to market quickly. We need funding for every scale of commercialization from proof of concept through to first commercial units. Need to Ensure all Solutions can Contribute Quickly Policies, Definitions and Funding Drive or Block the Build Out of Disruptive Technologies IMPACT OF POLICIES 54

Dreams can come true 55

“The world needs dreamers and the world needs doers. But above all, the world needs dreamers who do.” Sarah Ban Breathnach, writer 56

RECYCLE CARBON WITH BIOLOGY Nasdaq: LNZA